  FORM 8-K Cover Page
  Items Reported
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  Exhibit Index

SECURITITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 26, 2005

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 26, 2005, upon the recommendation of the Compensation Committee, the Board of Directors of Downey Financial Corp. (the “Company”) approved the 2005 annual base salaries and target bonuses (expressed as a percentage of base salary and expected to be paid in early 2006) for the Company’s executive officers, after a review of their performance and competitive market data. Exhibit 10.11 to this report lists the 2005 annual base salaries and target bonuses for the Company’s five Named Executive Officers to be listed in the Company’s 2005 proxy statement. There are no written employment agreements between the Company (or its subsidiaries) and the Named Executive Officers.

On January 26, 2005 and February 23, 2005, upon the recommendation of the Compensation Committee, the Board of Directors of the Company also approved the compensation to be paid to the non-management directors of the Company, its wholly-owned subsidiary Downey Savings and Loan Association, F.A. (“Downey Savings”) and Downey Savings’ wholly-owned subsidiary DSL Service Company ("DSL"), in respect of each such director’s service on one or more of the three Boards. A summary describing the elements of such director compensation for the years 2003, 2004 and 2005 is filed as Exhibit 10.12 to this report.

The Company intends to provide additional information regarding director compensation and the compensation awarded to the Named Executive Officers for the year ended December 31, 2004 in the Company’s 2005 proxy statement, which is expected to be filed with the Securities and Exchange Commission in March 2005.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.11  2005 Compensation for the Named Executive Officers

10.12  Non-Management Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: February 25, 2005	By /s/ Gary F. Torrell Gary F. Torrell General Counsel

EXHIBIT NUMBER	DESCRIPTION
10.11	2005 Compensation for the Named Executive Officers.
10.12	Non-Management Director Compensation.